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                                                                  Exhibit 4.6.1


No. W-2003-____                                              ___________ Shares



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS
WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT
BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION
OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. THAT SUCH REGISTRATION IS
NOT REQUIRED.

                          COMMON STOCK PURCHASE WARRANT

                  EPIXTAR CORP., a corporation organized under the laws of the State of Florida (the "Company"), hereby certifies that, for value received, Maxim Group LLC, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Date of Issuance (set forth below) of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five (5) years after such date (the
"Expiration Date"), up to one hundred thousand (100,000) fully paid and nonassessable shares (sometimes referred to herein as the "Shares") of Common
Stock (as hereinafter defined) of the Company, at the Exercise Price (as defined below). The number and character of such Shares and the Exercise Price are subject to adjustment as provided herein.

         1. Terms/Definitions.

                  1.1  Definitions.

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include Epixtar Corp. and any corporation which shall succeed or assume the obligations of Epixtar Corp.
hereunder.



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                  (b) The term "Common Stock" includes (a) the Company's common stock, par value $.001 per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person
(corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  (d) The term "Exercise Price" shall be six dollars ($6.00) per share of Common Stock.

                  1.2 Exercise of Warrant. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to exercise this Warrant to acquire shares of Common Stock of the Company at the Exercise Price.

                  1.3 Mandatory Exercise. Once every ninety (90) days and provided a registration statement is in effect at the time with a current prospectus available pursuant to the Securities Act of 1933 (the "Securities
Act"), covering the resale of Shares acquired upon exercise of this warrant, the Company may require the exercise, at the Exercise Price, of up to 20% of the original number of warrants granted hereunder in the event that the Market Price of the Common Stock is $7.00 or greater during any thirty (30) consecutive trading days ending on the day prior to the date the Company gives notice that it is requiring exercise. Within seven (7) business days after the Company provides such notice, the Holder shall exercise the number of Warrants as required by such notice. If the Holder fails to exercise the Warrant within the required time period the number of shares subject to this Warrant shall be automatically reduced by the number of shares Holder was required to acquire pursuant to such notice.

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                  1.3.1 Market Price. For purposes hereof, the Market Price
shall mean: the closing prices for the Common Stock on the OTC Pink Sheets, NASD
OTC Bulletin Board, NASDAQ Small Cap Market, NASDAQ National Market System,
American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if the shares are not then trading on a Principal
Market, such other market or exchange where the Common Stock is listed or traded.

         2. Procedure for Exercise.

                  2.1 Method of Exercise. Upon surrender of a Warrant
Certificate with the annexed Form of Purchase Election duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices (presently located at 11900 Biscayne Blvd., Miami FL 33181) the registered holder of a Warrant
Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

                  2.2 Delivery of Stock Certificates, etc. on Exercise. The
Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 5 business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, at the Company's election, in lieu of any fractional share

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to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Market Value of one full share or an additional share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2.3. Payment.

                  (a) Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if the Market Value of one share of Common Stock is greater than the Exercise Price
(at the date of calculation as set forth below) and there is, at such time, a registration statement in effect with respect to the shares of Common Stock to be issued under this Warrant, with current prospectus available, pursuant to the Securities Act, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant
(or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise
Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                        -----
                          A

         Where X =     the number of shares of Common Stock to be issued to
                       the Holder

                Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                A=     the Fair Market Value of one share of the Company's
                       Common Stock (at the date of such calculation)

                B= Exercise Price (as adjusted to the date of such calculation)


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         3. Effect of Reorganization and Other Events Affecting Common Stock;
            Adjustment of Exercise Price.

         The Exercise Price and number and kind of shares or other securities to be issued upon exercise determined pursuant to Sections 2 of this Warrant shall be subject to adjustment from time to time upon the happening of certain events while this exercise right remains outstanding, as follows:

                  A. Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Warrant, as to any portion unexercised, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, to a holder of Common Stock immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.
Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                  B. Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Warrant, as to the portion unexercised thereof, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

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                  C. Stock Splits, Combinations and Dividends. If the shares of
Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Exercise Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  D. Compliance with Market Rules. Unless the Company shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of American Stock Exchange or any other stock market rules with which the Company shall be required to comply, but only to the extent required thereby, the Company shall not issue shares of Common Stock upon exercise of any Warrants which, when such number is added to the number of shares of Common
Stock previously issued by the Company (x) upon conversion of the Convertible
Debentures offered pursuant to the Subscription Agreement and (y) upon exercise of the Warrants issued hereby would equal or exceed 20% of the number of shares of the Company's Common Stock which were issued and outstanding on the Date of Issuance (hereinafter, the "Maximum Issuance Amount"). In the event that a properly executed Exercise Notice is received by the Company which would require the Company to issue shares of Common Stock equal to or in excess of the Maximum
Issuance Amount, the Company shall honor such exercise request by (a) issuing such number of shares which is not in excess of the Maximum Issuance Amount and
(b) redeeming the remaining Warrants stated in the Exercise Notice in cash at a price equal to 105% of the Exercise Price.

                  E. Reservation of Shares. During the period the exercise right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full exercise of this Warrant. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The
Company agrees that its issuance of this Warrant shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

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         4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its
Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other
Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this
Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any
Warrant agent of the Company (appointed pursuant to Section 9 hereof).

         5. Reservation of Stock, etc. Issuable on Exercise of Warrant. The
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other
Securities) from time to time issuable on the exercise of the Warrant.

         6. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws and the provisions of the Subscription Agreement, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Assignment Form attached hereto duly completed and executed and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Assignment Form (each a "Transferee"), for an aggregate number of shares of Common Stock equal to the number of shares subject to the Warrant so surrendered by the Transferor.

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         7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this
Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         8. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Purchaser at or prior to the issue date of this Warrant.

         9. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or
Other Securities) on the exercise of this Warrant pursuant to Sections 1 and 2, exchanging this Warrant pursuant to Section 6 and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

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         12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of Florida without regard to principles of conflicts of laws.
Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of Florida. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.
The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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         IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the Date of Issuance set forth below.

                                        EPIXTAR CORP.



                                        By:
                                           ----------------------------------




Date of Issuance:  September 4, 2003

Witness:



----------------------------




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                                PURCHASE ELECTION

                   (To be signed only on exercise of Warrant)

TO: Epixtar Corp.

The undersigned, pursuant to the provisions set forth in the attached Warrant
(No.W-2003-____), hereby irrevocably elects to purchase (check applicable box):

[ ]   ________ shares of the Common Stock covered by such Warrant; or

[ ]   the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

[ ]   $__________ in lawful money of the United States; and/or

[ ]   the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

[ ]   the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________ whose address is
_______________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act.

Dated:
      -------------------           -----------------------------------------
                                    (Signature must conform to name of holder
                                    as specified on the face of the Warrant)


                                    -----------------------------------------
                                    (Address)


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                                 ASSIGNMENT FORM
                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Epixtar Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Epixtar Corp.
with full power of substitution in the premises.

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
---------------------------------------- -------------------------------------- --------------------------------------

Transferees                              Percentage Transferred                 Number Transferrred
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

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

Dated:
      -------------------           -----------------------------------------
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:


------------------------------      -----------------------------------------
           (Name)                                  (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                        -----------------------------------------
                                                   (address)

-------------------------------
         (Name)